Exhibit 10.4

MT. WASHINGTON SAVINGS BANK

EMPLOYEE STOCK OWNERSHIP PLAN

(adopted effective January 1, ____)

MT. WASHINGTON SAVINGS BANK
EMPLOYEE STOCK OWNERSHIP PLAN

This Employee Stock Ownership Plan (the “Plan”) has been executed, effective as of the ________ day of _____________, ____, by Mt. Washington Savings Bank.

W I T N E S S E T H   T H A T

WHEREAS, the board of directors of the Bank has resolved to adopt an employee stock ownership plan for eligible employees of the Bank and subsidiaries of the Bank, if any, in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, the Bank hereby adopts the following Plan setting forth the terms and conditions pertaining to contributions by the Employer and the payment of benefits to Participants and Beneficiaries.

IN WITNESS WHEREOF, the Bank has adopted this Plan and caused this instrument to be executed by its duly authorized officers as of the above date.

ATTEST:	MT. WASHINGTON SAVINGS BANK

By:
Secretary		President and Chief Executive Officer

C O N T E N T S

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MT. WASHINGTON SAVINGS BANK
EMPLOYEE STOCK OWNERSHIP PLAN

Section 1.     Plan Identity.

1.1           Name.  The name of this Plan is “Mt. Washington Savings Bank Employee Stock Ownership Plan.”

1.2           Purpose.  The purpose of this Plan is to describe the terms and conditions under which contributions made pursuant to the Plan will be credited and paid to the Participants and their Beneficiaries.

1.3           Effective Date.  The Effective Date of this Plan is January 1, ____.

1.4           Fiscal Period.  This Plan shall be operated on the basis of a January 1 to December 31 fiscal year for the purpose of keeping the Plan’s books and records and distributing or filing any reports or returns required by law.

1.5           Single Plan for All Employers.  This Plan shall be treated as a single plan with respect to all participating Employers for the purpose of crediting contributions and forfeitures and distributing benefits, determining whether there has been any termination of Service, and applying the limitations set forth in Section 5.

1.6           Interpretation of Provisions.  The Employers intend this Plan and the Trust Agreement to be a qualified stock bonus plan under Section 401(a) of the Code and an employee stock ownership plan within the meaning of Section 407(d)(6) of ERISA and Section 4975(e)(7) of the Code.  The Plan is intended to have its assets invested primarily in qualifying employer securities of one or more Employers within the meaning of Section 407(d)(3) of ERISA, and to satisfy any requirement under ERISA or the Code applicable to such a plan.

Accordingly, the Plan and Trust Agreement shall be interpreted and applied in a manner consistent with this intent and shall be administered at all times and in all respects in a nondiscriminatory manner.

Section 2.     Definitions.

The following capitalized words and phrases shall have the meanings specified when used in this Plan and in the Trust Agreement, unless the context clearly indicates otherwise:

“Account” means a Participant’s interest in the assets accumulated under this Plan as expressed in terms of a separate account balance which is periodically adjusted to reflect his Employer’s contributions, the Plan’s investment experience, and distributions and forfeitures.

“Active Participant” means a Participant who has satisfied the eligibility requirements under Section 3 and who has at least 1,000 Hours of Service during the current Plan Year.  However, a Participant shall not qualify as an Active Participant unless (i) he is in active Service with an Employer as of the last day of the Plan Year, or (ii) he is on a Recognized Absence as of that date, or (iii) his Service terminated during the Plan Year by reason of Disability, death, or Normal Retirement.

“Bank” means Mt. Washington Savings Bank and any entity which succeeds to the business of Mt. Washington Savings Bank and adopts this Plan as its own pursuant to Section 13.1 of the Plan.  The Plan shall not provide any additional benefit in the event of or on the account of a Participant’s employment or service to MW Bancorp, Inc., the Bank’s parent holding company.

“Beneficiary” means the person or persons who are designated by a Participant to receive benefits payable under the Plan on the Participant’s death.  In the absence of any designation or if all the designated Beneficiaries shall die before the Participant dies or shall die before all benefits have been paid, the Participant’s Beneficiary shall be his surviving Spouse, if any, or his estate if he is not survived by a Spouse.  The Committee may rely upon the advice of the Participant’s executor or administrator as to the identity of the Participant’s Spouse.

“Break in Service” means any Plan Year, or, for the initial eligibility computation period under Section 3.2, the 12-consecutive month period beginning on the first day of which an Employee has an Hour of Service, in which an Employee has 500 or fewer Hours of Service.  Solely for this purpose, an Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence (said Employee shall not be credited with more than 501 Hours of Service to avoid a Break in Service), unless he does not resume his Service at the end of the Recognized Absence.  Further, if an Employee is absent for any period (i) by reason of the Employee’s pregnancy, (ii) by reason of the birth of the Employee’s child, (iii) by reason of the placement of a child with the Employee in connection with the Employee’s adoption of the child, or (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement, the Employee shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service.  Hours of Service shall be credited only in the year in which the absence from work begins, if a Participant would be prevented from incurring a one-year Break in Service in such year solely because the period of absence is treated as Hours of Service, or in any other case, in the immediately following year.

“Closing Date” means the closing date of the stock offering of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee responsible for the administration of this Plan in accordance with Section 12.

“Company” means MW Bancorp, Inc., the holding company of the Bank, and any successor entity which succeeds to the business of the Company.

“Compensation” shall mean:

(a)           total compensation subject to income tax, which includes all Form W-2 wages.  Compensation shall include any elective deferral as defined in Code Section 402(g)(3) (any Employer contributions made on behalf of a Participant to the extent not includible in gross income and any Employer contributions to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in gross income of the Participant by reason of Code Section 125 (including any “deemed” Code Section 125 compensation) (Cafeteria Plan), and pursuant to Code Section 457 and 132(f)(4).

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 (b)           A Participant’s Compensation shall exclude any portion of the Plan Year in which the Participant had not yet entered the Plan (e.g., the period before the Participant’s Entry Date).

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

“Eligible Employee” means an Employee, other than an Employee identified in Section 3.4, who has performed 1,000 Hours of Service in the applicable Eligibility Year in accordance with Section 3.2 and who has attained age 21.

“Employee” means any individual who is or has been employed or self-employed by an Employer.  “Employee” also means an individual employed by a leasing organization who, pursuant to an agreement between an Employer and the leasing organization, has performed services for the Employer and any related persons (within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for more than one year, if such services are performed under the primary direction or control of the Employer.  However, such a “leased employee” shall not be considered an Employee if (i) he participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, immediate full vesting, and an annual contribution of at least 10 percent of the Employee’s 415 Compensation, and (ii) leased employees do not constitute more than 20 percent of the Employer’s total work force (including leased employees, but excluding Highly Compensated Employees and any other Employees who have not performed services for the Employer on a substantially full-time basis for at least one year).

“Employer” means the Bank or any affiliate within the purview of section 414(b), (c) or (m) and 415(h) of the Code, any other corporation, partnership, or proprietorship which adopts this Plan with the Bank’s consent pursuant to Section 13.1, and any entity which succeeds to the business of any Employer and adopts the Plan pursuant to Section 13.

“Entry Date” means January 1, 2014 and each July 1 and January 1 of each Plan Year after such date.

“ERISA” means the Employee Retirement Income Security Act of 1974 (P.L. 93-406, as amended).

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“Exempt Loan” means an indebtedness arising from any extension of credit to the Plan or the Trust which satisfies the requirements set forth in Section 6.3 and which was obtained for any or all of the following purposes:

(i)            to acquire qualifying Employer securities as defined in Treasury Regulations Section 54.4975-12;

(ii)           to repay such Exempt Loan; or

(iii)          to repay a prior exempt loan.

“415 Compensation” shall mean:

(a)           Wages (including overtime pay, bonuses and commissions), as defined in Code Section 3401(a) for purposes of income tax withholding at the source.

(b)           Any elective deferral as defined in Code Section 402(g)(3) (any Employer contributions made on behalf of a Participant to the extent not includible in gross income and any Employer contributions to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in gross income of the Participant by reason of Code Section 125 (including any “deemed” Code Section 125 compensation) (Cafeteria Plan), Code Section 457, 132(f)(4) or because such amount was deferred in accordance with an Employer-provided deferred compensation plan, shall also be included in the definition of 415 Compensation.

(c)           415 Compensation shall also include the following types of compensation paid after a Participant’s severance from employment with the Employer, provided that amounts described in paragraphs (i) or (ii) below shall only be included in 415 Compensation to the extent such amounts are paid by the later of 2½ months after severance from employment, or by the end of the limitation year that includes the date of such severance from employment.

(i)           Regular Pay.  415 Compensation shall include regular pay after severance from employment if (a) the payment is for regular compensation for services during the Participant’s regular working hours, or compensation for services outside of the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and (b) the payment would have been paid to the Participant prior to severance from employment if the Participant had continued in employment with the Employer.

(ii)           Leave Cashouts.  Leave cashouts shall be included in 415 Compensation if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if his employment had continued.

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(d)           415 Compensation includes differential wage payments (as defined in Code Section 3401(h)) paid by the Employer to a former Employee who is performing qualified military services (as defined in Code Section 414(u)(1)) but only to the extent that those differential wage payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(e)           415 Compensation in excess of $260,000 (as indexed) shall be disregarded for all Participants.  For purposes of this sub-section, the $260,000 limit shall be referred to as the “applicable limit” for the Plan Year in question.  The $260,000 limit shall be adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code, effective for the Plan Year which begins within the applicable calendar year.  For purposes of the applicable limit, 415 Compensation shall be prorated over short Plan Years and only compensation for the portion of the Plan Year during which the individual was a Participant shall be taken into account.

“Highly Compensated Employee” for any Plan Year means an Employee who, during either that or the immediately preceding Plan Year was at any time a five percent owner of the Employer (as defined in Code Section 416(i)(1)) or, during the immediately preceding Plan Year, had 415 Compensation exceeding $115,000 (as adjusted).  For these purposes, “the most highly compensated one-fifth of all Employees” shall be determined by taking into account all individuals working for all related Employer entities described in the definition of “Service,” but excluding any individual who has not completed six months of Service, who normally works fewer than 17½ hours per week or in fewer than six months per year, who has not reached age 21, whose employment is covered by a collective bargaining agreement, or who is a nonresident alien who receives no earned income from United States sources.  The applicable year for which a determination is being made is called a “determination year” and the preceding 12-month period is called a look-back year.

“Hours of Service” means hours to be credited to an Employee under the following rules:

(a)           Each hour for which an Employee is paid or is entitled to be paid for services to an Employer is an Hour of Service.

(b)           Each hour for which an Employee is directly or indirectly paid or is entitled to be paid for a period of vacation, holidays, illness, disability, lay-off, jury duty, temporary military duty, or leave of absence is an Hour of Service.  However, except as otherwise specifically provided, no more than 501 Hours of Service shall be credited for any single continuous period which an Employee performs no duties.  No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).  Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker’s compensation, unemployment compensation, or disability insurance laws, or to reimburse an Employee for medical expenses.

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(c)           Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by an Employer is an Hour of Service.  However, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee would not have performed any duties.  The same Hours of Service will not be credited both under paragraph (a) or (b) as the case may be, and under this paragraph (c).  These hours will be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award agreement or payment is made.

(d)           Hours of Service shall be credited in any one period only under one of the foregoing paragraphs (a), (b) and (c); an Employee may not get double credit for the same period.

(e)           If an Employer finds it impractical to count the actual Hours of Service for any class or group of non-hourly Employees, each Employee in that class or group shall be credited with 90 Hours of Service for each bi-weekly pay period in which he has at least one Hour of Service.  However, an Employee shall be credited only for his normal working hours during a paid absence.

(f)            Hours of Service to be credited on account of a payment to an Employee (including back pay) shall be recorded in the period of Service for which the payment was made.  If the period overlaps two or more Plan Years, the Hours of Service credit shall be allocated in proportion to the respective portions of the period included in the several Plan Years.  However, in the case of periods of 31 days or less, the Committee may apply a uniform policy of crediting the Hours of Service to either the first Plan Year or the second.

(g)           In all respects an Employee’s Hours of Service shall be counted as required by Section 2530.200b-2(b) and (c) of the Department of Labor’s regulations under Title I of ERISA.

“Investment Fund” means that portion of the Trust Fund consisting of assets other than Stock.  Notwithstanding the above, assets from the Investment Fund may be used to purchase Stock in the open market or otherwise, or used to pay on the Exempt Loan, and shares so purchased will be allocated to a Participant’s Stock Fund.

“Normal Retirement” means retirement on or after the Participant’s Normal Retirement Date.

“Normal Retirement Date” means the later of (i) the date on which a Participant attains age 65, or (ii) the fifth anniversary of the date a Participant commenced participation in the Plan.

“Participant” means any Eligible Employee who is an Active Participant participating in the Plan, or Eligible Employee or former Employee who was previously an Active Participant and still has a balance credited to his Account.

“Period of Uniformed Service” means the length of time that an Employee serves in the Uniformed Services.

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“Plan Year” means the twelve-month period commencing January 1 and ending December 31 and each period of 12 consecutive months beginning on January 1 of each succeeding year.

“Recognized Absence” means a period for which --

(a)           an Employer grants an Employee a leave of absence for a limited period, but only if an Employer grants such leave on a nondiscriminatory basis; or

(b)           an Employee is temporarily laid off by an Employer because of a change in business conditions; or

(c)           an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967 (38 U.S.C. Sec. 2021).

“Reemployment After a Period of Uniformed Service”

(a)           “Reemployment (or Reemployed) After a Period of Uniformed Service” means that an Employee returned to employment with a Participating Employer, within the time frame set forth in subparagraph (b) below, after a Period of Uniformed Service in the Uniformed Services and the following rules corresponding to provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) apply:  (i) he or she gives sufficient notice of leave to the Participating Employer prior to commencing a Period of Uniformed Service, or is excused from providing such notice; (ii) his or her employment with the Participating Employer prior to a Period of Uniformed Service was not of a brief, nonrecurrent nature that would preclude a reasonable expectation that such employment would continue indefinitely or for a significant period; (iii) the Participating Employer’s circumstances have not changed so that reemployment is unreasonable or an undue hardship to the Participating Employer; and (iv) the applicable cumulative Periods of Uniformed Service under USERRA equals five years or less, unless service in the Uniformed Services:

(1)           in excess of five years is required to complete an initial Period of Uniformed Service;

(2)           prevents the Participant from obtaining orders releasing him or her from such Period of Uniformed Service prior to the expiration of a five-year period (through no fault of the Participant);

(3)           is required in the National Guard for drill and instruction, field exercises or active duty training, or to fulfill necessary additional training, or to fulfill necessary additional training requirements certified in writing by the Secretary of the branch of Uniformed Services  concerned; or

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(4)           for a Participant is

(A)          required other than for training under any provisions of  law during a war or national agency declared by the President or Congress;

(B)           required (other than for training) in support of an operational mission for which personnel have been ordered to active duty other than during war or national emergency;

(C)           required in support of a critical mission or requirement of the Uniformed Services; or

(D)           the result of being called into service as a member of the National Guard by the President in the case of rebellion or danger of rebellion against the authority of the United States Government or if the President is unable to execute the laws of the United States with the regular forces.

(b)           The applicable statutory time frames within which an Employee must report to a Participating Employer after a Period of Uniformed Service are as follows:

(1)           If the Period of Uniformed Service was less than 31 days,

(A)          not later than the beginning of the first full regularly scheduled work period on the first full calendar day following the completion of the Period of Uniformed Service and the expiration of eight hours after a period of time allowing for the safe transportation of the Employee from the place of service in the Uniformed Services to the Employee’s residence; or

(B)           as soon as possible after the expiration of the eight-hour period of time referred to in Clause (A), if reporting within the period referred to in such clause is impossible or unreasonable through no fault of the Employee.

(2)           In the case of an Employee whose Period of Uniformed Service was for more than 30 days but less than 181 days, by submitting an application for reemployment with a Participating Employer not later than 14 days after the completion of the Period of Uniformed Service or, if submitting such application within such period is impossible or unreasonable through no fault of the Employee, the next first full calendar day when submission of such application becomes reasonable.

(3)           In the case of an Employee whose Period of Uniformed Service was for more than 180 days, by submitting an application for reemployment with a Participating Employer not later than 90 days after the completion of the Period of Uniformed Service.

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(4)           In the case of an Employee who is hospitalized for, or convalescing from, an illness or injury related to the Period of Uniformed Service the Employee shall apply for reemployment with a Participating Employer at the end of the period that is necessary for the Employee to recover.  Such period of recovery shall not exceed two years, unless circumstances beyond the Employee’s control make reporting as above unreasonable or impossible.

(c)           Notwithstanding subparagraph (a), Reemployment After a Period of Uniformed Service terminates upon the occurrence of any of the following:

(1)           a dishonorable or bad conduct discharge from the Uniformed Services;

(2)           any other discharge from the Uniformed Services under circumstances other than an honorable condition;

(3)           a discharge of a commissioned officer from the Uniformed Services by court martial, by commutation of sentence by court martial, or, in time of war, by the President; or

(4)           a demotion of a commissioned officer in the Uniformed Services for absence without authorized leave of at least 3 months confinement under a sentence by court martial, or confinement in a federal or state penitentiary after being found guilty of a crime under a final sentence.

“Service” means an Employee’s period(s) of employment or self-employment with an Employer, excluding for initial eligibility purposes any period in which the individual was a nonresident alien and did not receive from an Employer any earned income which constituted income from sources within the United States.  An Employee’s Service shall include any Service which constitutes Service with a predecessor Employer within the meaning of Section 414(a) of the Code, provided, however, that Service with an acquired entity shall not be considered Service under the Plan unless required by applicable law or agreed to by the parties to such transaction.  An Employee’s Service shall also include any Service with an entity which is not an Employer, but only either (i) in which the other entity is a member of a controlled group of corporations or is under common control with other trades and businesses within the meaning of Section 414(b) or 414(c) of the Code, and a member of the controlled group or one of the trades and businesses is an Employer, (ii) in which the other entity is a member of an affiliated service group within the meaning of Section 414(m) of the Code, and a member of the affiliated service group is an Employer, or (iii) all Employers aggregated with the Employer under Section 414(o) of the Code (but not until the Proposed Regulations under Section 414(o) become effective).  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

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“Spouse” means the individual, if any, to whom a Participant is lawfully married on the date benefit payments to the Participant are to begin, or on the date of the Participant’s death, if earlier.  A former Spouse shall be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

“Stock” means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market.  In the event there is no common stock which meets the requirements of the preceding sentence, then “Stock” means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combined voting power and dividend rights equal to or in excess of (A) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power; and (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights.

“Stock Fund” means that portion of the Trust Fund consisting of Stock.

 “Trust” or “Trust Fund” means the trust fund created under this Plan.

“Trust Agreement” means the agreement between the Bank and the Trustee concerning the Trust Fund.  If any assets of the Trust Fund are held in a co-mingled trust fund with assets of other qualified retirement plans, “Trust Agreement” shall be deemed to include the trust agreement governing that co-mingled trust fund.  With respect to the allocation of investment responsibility for the assets of the Trust Fund, the provisions of Article II of the Trust Agreement are incorporated herein by reference.

“Trustee” means one or more corporate persons or individuals selected from time to time by the Bank to serve as trustee or co-trustees of the Trust Fund.

“Unallocated Stock Fund” means that portion of the Stock Fund consisting of the Plan’s holding of Stock which have been acquired in exchange for one or more Exempt Loans and which have not yet been allocated to the Participant’s Accounts in accordance with Section 4.2.

“Uniformed Service” means the performance of duty on a voluntary or involuntary basis in the uniformed service of the United States, including the U.S. Public Health Services, under competent authority and includes active duty, active duty for training, initial activity duty for training, inactive duty training, full-time National Guard duty, and the period for which a person is absent from a position of employment for purposes of an examination to determine the fitness of the person to perform any such duty.

“Valuation Date” means for so long as there is a generally recognized market for the Stock each business day.  If at any time there shall be no generally recognized market for the Stock, then “Valuation Date” shall mean the last day of the Plan Year and each other date as of which the Committee shall determine the investment experience of the Investment Fund and adjust the Participants’ Accounts accordingly.

“Valuation Period” means the period following a Valuation Date and ending with the next Valuation Date.

“Vesting Year” means a unit of Service credited to a Participant pursuant to Section 9.2 for purposes of determining his vested interest in his Account.

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Section 3.              Eligibility for Participation.

3.1           Initial Eligibility.  An Eligible Employee shall enter the Plan as of the Entry Date coincident with or next following the last day of the Eligible Employee’s first Eligibility Year and attainment of age 21.  Notwithstanding the foregoing, an Employee who is an Eligible Employee on or prior to the Closing Date shall enter the Plan, retroactively, on the Effective Date.

3.2           Definition of Eligibility Year.  “Eligibility Year” means an applicable eligibility period (as defined below) in which the Eligible Employee has completed 1,000 Hours of Service for the Employer.  For this purpose:

(i)            an Eligible Employee’s first “eligibility period” is the 12-consecutive month period beginning on the first day on which he has an Hour of Service, including any years before the Effective Date of the Plan, and

(ii)           his subsequent eligibility periods will be 12-consecutive month periods beginning on each January 1 after that first day of Service.

3.3           Terminated Employees.  No Employee shall have any interest or rights under this Plan if he is never in active Service with an Employer on or after the Effective Date.

3.4           Certain Employees Ineligible.

3.4-1.       No Employee shall participate in the Plan while his Service is covered by a collective bargaining agreement between an Employer and the Employee’s collective bargaining representative if (i) retirement benefits have been the subject of good faith bargaining between the Employer and the representative and (ii) the collective bargaining agreement does not provide for the Employee’s participation in the Plan.

3.4-2.       Leased Employees are not eligible to participate in the Plan.

3.4-3.       Employees who are nonresident aliens with no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

3.4-4.      An Eligible Employee may elect not to participate in the Plan, provided, however, such election is made solely to meet the requirements of Code Section 409(n).  For an election to be effective for a particular Plan Year, the Eligible Employee or Participant must file the election in writing with the Committee no later than the last day of the Plan Year for which the election is to be effective.  The Employer may not make a contribution under the Plan for the Eligible Employee or for the Participant for the Plan Year for which the election is effective, nor for any succeeding Plan Year, unless the Eligible Employee or Participant re-elects to participate in the Plan.  The Eligible Employee or Participant may elect again not to participate, but not earlier than the first Plan Year following the Plan Year in which the re-election was first effective.

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3.5           Participation and Reparticipation.  Subject to the satisfaction of the foregoing requirements, an Eligible Employee shall participate in the Plan during each period of his Service from the date on which he first becomes eligible until his termination.  For this purpose, an Eligible Employee who returns before five (5) consecutive one year Breaks in Service who previously satisfied the initial eligibility requirements or who returns after five (5) consecutive one year Breaks in Service with a vested Account balance in the Plan shall re-enter the Plan as of the date of his return to Service with an Employer.

3.6           Omission of Eligible Employee.  If, in any Plan Year, any Eligible Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Eligible Employee in the amount which the said Employer would have contributed regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.7           Inclusion of Ineligible Employee.  If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution.  In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the fiscal year in which the discovery is made.  Any person who, after the close of a Plan Year, is retroactively treated by the Company, an affiliated company or any other party as an Employee for such prior Plan Year shall not, for purposes of the Plan, be considered an Employee for such prior Plan Year unless expressly so treated as such by the Company.

Section 4.              Contributions and Credits.

4.1           Discretionary Contributions.

4.1-1.      The Employer shall from time to time contribute, with respect to a Plan Year, such amounts as it may determine from time to time.  The Employer shall have no obligation to contribute any amount under this Plan except as so determined in its sole discretion.  The Employer’s contributions and available forfeitures for a Plan Year shall be credited as of the last day of the year to the Accounts of the Active Participants in the manner set forth in Section 8.1-2.

4.1-2.      Upon a Participant’s Reemployment After a Period of Uniformed Service, the Employer shall make an additional contribution on behalf of such Participant that would have been made on his or her behalf during the Plan Year or Years corresponding to the Participant’s Period of Uniformed Service.

4.2           Contributions for Exempt Loans.  If the Trustee, upon instructions from the Committee, incurs any Exempt Loan upon the purchase of Stock, the Employer may contribute for each Plan Year an amount sufficient to cover all payments of principal and interest as they come due under the terms of the Exempt Loan.  If there is more than one Exempt Loan, the Employer shall designate the one to which any contribution is to be applied.  Investment earnings realized on Employer contributions and any dividends paid by the Employer on Stock held in the Unallocated Stock Account, shall be applied to the Exempt Loan related to that Stock, subject to Section 7.2.

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In each Plan Year in which Employer contributions, earnings on contributions, or dividends on Stock in the Unallocated Stock Fund are used as payments under an Exempt Loan, a certain number of shares of the Stock acquired with that Exempt Loan which is then held in the Unallocated Stock Fund shall be released for allocation among the Participants.  The number of shares released shall bear the same ratio to the total number of those shares then held in the Unallocated Stock Fund (prior to the release) as (i) the principal and interest payments made on the Exempt Loan in the current Plan Year bears  to (ii) the sum of (i) above, and the remaining principal and interest payments required (or projected to be required on the basis of the interest rate in effect at the end of the Plan Year) to satisfy the Exempt Loan.

At the direction of the Committee, the current and projected payments of interest under an Exempt Loan may be ignored in calculating the number of shares to be released in each year if (i) the Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years, (ii) the interest included in any payment is ignored only to the extent that it would be determined to be interest under standard loan amortization tables, and (iii) the term of the Exempt Loan, by reason of renewal, extension, or refinancing, has not exceeded 10 years from the original acquisition of the Stock.

4.3           Conditions as to Contributions.  Employers’ contributions shall in all events be subject to the limitations set forth in Section 5. Contributions may be made in the form of cash, or securities and other property to the extent permissible under ERISA, including Stock, and shall be held by the Trustee in accordance with the Trust Agreement.  In addition to the provisions of Section 13.2 for the return of an Employer’s contributions in connection with a failure of the Plan to qualify initially under the Code, any amount contributed by an Employer due to a good faith mistake of fact, or based upon a good faith but erroneous determination of its deductibility under Section 404 of the Code, shall be returned to the Employer within one year after the date on which the contribution was originally made, or within one year after its nondeductibility has been finally determined.  However, the amount to be returned shall be reduced to take account of any adverse investment experience within the Trust Fund in order that the balance credited to each Participant’s Account is not less that it would have been if the contribution had never been made.

4.4           Rollover Contributions.  This Plan shall not accept a direct rollover or rollover contribution of an “eligible rollover distribution” as such term is defined in Section 10.9-1 of the Plan.

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Section 5.              Limitations on Contributions and Allocations.

5.1           Limitation on Annual Additions.  Notwithstanding anything herein to the contrary, allocation of Employer contributions for any Plan Year shall be subject to the following:

5.1-1        If allocation of Employer contributions in accordance with Section 4.1 will result in an allocation of more than one-third the total contributions for a Plan Year to the accounts of Highly Compensated Employees, and such allocation would cause any Highly Compensated Employee to exceed the limitations under Code Section 415(c) or the Employer to exceed the deduction limits under Code Section 404, then no more than one-third of the Employer contributions used for repayment of any Exempt Loan in accordance with Section 4.2 shall be allocated to the accounts of Highly Compensated Employees (within the meaning of Code Section 414(q)), with the remaining Employer contributions to be made to non-Highly Compensated Employees in the manner specified under Section 8.1.  Such adjustments shall be made before any allocations occur.

5.1-2       After adjustment, if any, required by the preceding paragraph, the annual additions during any Plan Year to any Participant’s Account under this and any other defined contribution plans maintained by the Employer or an affiliate (within the purview of Section 414(b), (c) and (m) and Section 415(h) of the Code, which affiliate shall be deemed the Employer for this purpose) shall not exceed the lesser of $52,000 (for 2014, or such other dollar amount which results from cost-of-living adjustments under Section 415(d) of the Code) (the “dollar limitation”) or 100 percent of the Participant’s 415 Compensation for such limitation year (the “percentage limitation”). In the event Stock is released from the Unallocated Stock Fund and allocated to a Participant’s Account for a particular Plan Year, the Employer may determine for such year that an annual addition shall be calculated on the basis of the fair market value of the Stock so released and allocated (such fair market value to be based on the valuation as of the Valuation Date immediately preceding the Plan Year in respect of which the release and allocation are made) if the annual addition, as so calculated, is lower than the annual addition calculated on the basis of Employer contributions.  The percentage limitation shall not apply to any contribution for medical benefits after severance from employment (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.  If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s annual compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or under other limited facts and circumstances that the Commissioner of the Internal Revenue Service finds justify the availability of the rules set forth in this paragraph, the annual additions under the terms of the Plan for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the limitation year to be exceeded, the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2008-50 or any subsequent guidance.

5.1-3        For purposes of this Section 5.1, the “annual addition” to a Participant’s Accounts means the sum of (i) Employer contributions, (ii) Employee contributions, if any, and (iii) forfeitures.  For these purposes, annual additions to a defined contribution plan shall not include the allocation of the excess amounts remaining in the Unallocated Stock Fund subsequent to a sale of stock from such fund in accordance with a transaction described in Section 8.1 of the Plan.  Notwithstanding the foregoing, “annual additions” shall not include a restorative payment in accordance with Treasury Regulation Section 1.415(c)-1(b)(2)(C) that is made to restore losses to the Plan resulting from actions by a fiduciary for which there is a reasonable risk of liability for breach of fiduciary duty under ERISA or other applicable federal and state law.

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In the event Stock is released from the Unallocated Stock Fund and allocated to a Participant’s Account for a particular Plan Year, the Employer may determine for such year that an annual addition shall be calculated on the basis of the fair market value of the Stock so released and allocated (such fair market value to be based on the valuation as of the Valuation Date immediately preceding the Plan Year in respect of which the release and allocation are made) if the annual addition, as so calculated, is lower than the annual addition calculated on the basis of Employer contributions.

5.1-4        Notwithstanding the foregoing, if no more than one-third of the Employer contributions to the Plan for a year which are deductible under Section 404(a)(9) of the Code are allocated to Highly Compensated Employees (within the meaning of  Section 414(q) of the Internal Revenue Code), the limitations imposed herein shall not apply to:

(i)            forfeitures of Employer securities (within the meaning of Section 409 of the Code) under the Plan if such securities were acquired with the proceeds of a loan described in Section 404(a)(9)(A) of the Code), or

(ii)           Employer contributions to the Plan which are deductible under Section 404(a)(9)(B) and charged against a Participant’s Account.

5.1-5        If the Employer contributes amounts, on behalf of Eligible Employees covered by this Plan, to other “defined contribution plans” as defined in Section 3(34) of ERISA, the limitation on annual additions provided in this Section shall be applied to annual additions in the aggregate to this Plan and to such other plans.  Reduction of annual additions, where required, shall be accomplished first by reductions under such other plan pursuant to the directions of the named fiduciary for administration of such other plans or under priorities, if any, established under the terms of such other plans and then by allocating any remaining excess for this Plan in the manner and priority set out above with respect to this Plan.

5.1-6        A limitation year shall mean each 12 consecutive month period ending on December 31.

5.2           Effect of Limitations.  The Committee shall take whatever action may be necessary from time to time to assure compliance with the limitations set forth in Section 5.1. Specifically, the Committee shall see that each Employer restrict its contributions for any Plan Year to an amount which, taking into account the amount of available forfeitures, may be completely allocated to the Participants consistent with those limitations.  Where the limitations would otherwise be exceeded by any Participant, further allocations to the Participant shall be curtailed to the extent necessary to satisfy the limitations.  Where an excessive amount is contributed on account of a mistake as to one or more Participants’ compensation, or there is an amount of forfeitures which may not be credited in the Plan Year in which it becomes available, the amount shall be corrected in accordance with Section 5.1-2 of the Plan.  If it is determined at any time that the Committee and/or Trustee has erred in accepting and allocating any contributions or forfeitures under this Plan, or in allocating net gain or loss pursuant to Sections 8.2 and 8.3, then the Committee, in a uniform and nondiscriminatory manner, shall determine the manner in which such error shall be corrected and shall promptly advise the Trustee in writing of such error and of the method for correcting such error.  The Accounts of any or all Participants may be revised, if necessary, in order to correct such error.

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5.3           Limitations as to Certain Participants.  Aside from the limitations set forth in Section 5.1, if the Plan acquires any Stock in a transaction as to which a selling shareholder or the estate of a deceased shareholder is claiming the benefit of Section 1042 of the Code, the Committee shall see that none of such Stock, and no other assets in lieu of such Stock, are allocated to the Accounts of certain Participants in order to comply with Section 409(n) of the Code.

This restriction shall apply at all times to a Participant who owns (taking into account the attribution rules under Section 318(a) of the Code, without regard to the exception for employee plan trusts in Section 318(a)(2)(B)(i) more than 25 percent of any class of stock of a corporation which issued the Stock acquired by the Plan, or another corporation within the same controlled group, as defined in Section 409(l)(4) of the Code (any such class of stock hereafter called a “Related Class”).  For this purpose, a Participant who owns more than 25 percent of any Related Class at any time within the one year preceding the Plan’s purchase of the Stock shall be subject to the restriction as to all allocations of the Stock, but any other Participant shall be subject to the restriction only as to allocations which occur at a time when he owns more than 25 percent of any Related Class.

Further, this restriction shall apply to the selling shareholder claiming the benefit of Section 1042 and any other Participant who is related to such a shareholder within the meaning of Section 267(b) of the Code, during the period beginning on the date of sale and ending on the later of (1) the date that is ten years after the date of sale, or (2) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with the sale.

This restriction shall not apply to any Participant who is a lineal descendant of a selling shareholder if the aggregate amounts allocated under the Plan for the benefit of all such descendants do not exceed five percent of the Stock acquired from the shareholder.

5.4           Erroneous Allocations.  No Participant shall be entitled to any annual additions or other allocations to his Account in excess of those permitted under Section 5.  If it is determined at any time that the administrator and/or Trustee have erred in accepting and allocating any contributions or forfeitures under this Plan, or in allocating investment adjustments, or in excluding or including any person as a Participant, then the administrator, in a uniform and nondiscriminatory manner, shall determine the manner in which such error shall be corrected, after taking into consideration Sections 3.6 and 3.7 and any revenue procedure or other notice published by the Internal Revenue Service regarding permissible correction methods, if applicable, and shall promptly advise the Trustee in writing of such error and of the method for correcting such error.  The Accounts of any or all Participants may be revised, if necessary, in order to correct such error.

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Section 6.              Trust Fund and Its Investment.

6.1           Creation of Trust Fund.  All amounts received under the Plan from Employers and investments shall be held as the Trust Fund pursuant to the terms of this Plan and of the Trust Agreement between the Bank and the Trustee.  The benefits described in this Plan shall be payable only from the assets of the Trust Fund, and none of the Bank, any other Employer, its board of directors or trustees, its stockholders, its officers, its employees, the Committee, and the Trustee shall be liable for payment of any benefit under this Plan except from the Trust Fund.

6.2           Stock Fund and Investment Fund.  The Trust Fund held by the Trustee shall be divided into the Stock Fund, consisting entirely of Stock, and the Investment Fund, consisting of all assets of the Trust other than Stock.  The Trustee shall have no investment responsibility for the Stock Fund, but shall accept any Employer contributions made in the form of Stock, and shall acquire, sell, exchange, distribute, and otherwise deal with and dispose of Stock in accordance with the instructions of the Committee.  As a directed Trustee, the Trustee shall have such responsibility for the investment of the Investment Fund as set forth in Section .05 of the Trust Agreement.

6.3           Acquisition of Stock.  From time to time the Committee may, in its sole discretion, direct the Trustee to acquire Stock from the issuing Employer or from shareholders, including shareholders who are or have been Employees, Participants, or fiduciaries with respect to the Plan.  The Trustee shall pay for such Stock no more than its fair market value, which shall be determined conclusively by the Committee pursuant to Section 12.4. The Committee may direct the Trustee to finance the acquisition of Stock by incurring or assuming indebtedness to the seller or another party which indebtedness shall be called an “Exempt Loan.”  The term “Exempt Loan” shall refer to a loan made to the Plan by a disqualified person within the meaning of Section 4975(e)(2) of the Code, or a loan to the Plan which is guaranteed by a disqualified person.  An Exempt Loan includes a direct loan of cash, a purchase-money transaction, and an assumption of an obligation of a tax-qualified employee stock ownership plan under Section 4975(e)(7) of the Code (“ESOP”).  For these purposes, the term “guarantee” shall include an unsecured guarantee and the use of assets of a disqualified person as collateral for a loan, even though the use of assets may not be a guarantee under applicable state law.  An amendment of an Exempt Loan in order to qualify as an “exempt loan” is not a refinancing of the Exempt Loan or the making of another Exempt Loan.  The term “exempt loan” refers to a loan that is primarily for the benefit of the Plan participants and their beneficiaries and that satisfies the provisions of this paragraph.  A “non-exempt loan” fails to satisfy this paragraph. Any Exempt Loan shall be subject to the following conditions and limitations:

6.3-1        All Exempt Loans incurred by the Plan must be primarily for the benefit of Plan Participants and Beneficiaries, and an Exempt Loan shall be for a specific term, shall not be payable on demand except in the event of default, and shall bear a reasonable rate of interest, such that the interest rate and the price of the securities to be acquired with the Exempt Loan will not cause the Plan’s assets to be inappropriately impaired in violation of Treasury Regulation Section 54.4975-7(b)(3).

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6.3-2        An Exempt Loan may, but need not, be secured by a collateral pledge of either the Stock acquired in exchange for the Exempt Loan, or the Stock previously pledged in connection with a prior Exempt Loan which is being repaid with the proceeds of the current Exempt Loan. No other assets of the Plan and Trust may be used as collateral for an Exempt Loan, and no creditor under an Exempt Loan shall have any right or recourse to any Plan and Trust assets other than Stock remaining subject to a collateral pledge.

6.3-3        Any pledge of Stock to secure an Exempt Loan must provide for the release of pledged Stock in connection with payments on the Exempt Loans in the ratio prescribed in Section 4.2.

6.3-4        Repayments of principal and interest on any Exempt Loan shall be made by the Trustee only from Employer cash contributions designated for such payments, from earnings on such contributions, and from cash dividends received on Stock, in the last case, however, subject to the further requirements of Section 7.2.  The payment on the Exempt Loan during the Plan Year must not exceed an amount equal to the sum of contributions and earnings received during such year or prior to such year, less such payments in prior years.  Such contributions and earnings must be accounted for separately in the books and accounts of the Plan until the Exempt Loan is fully repaid.

6.3-5        In the event of default of an Exempt Loan, the value of Plan assets transferred in satisfaction of the Exempt Loan must not exceed the amount of the default.  If the lender is a disqualified person within the meaning of Section 4975 of the Code, an Exempt Loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of said Exempt Loan.  For purposes of this paragraph, the making of a guarantee does not make a person a lender.

6.4           Participants’ Option to Diversify.  The Committee shall provide for a procedure under which each Participant may, during the qualified election period, elect to “diversify” a portion of the Employer Stock allocated to his Account, as provided in Section 401(a)(28)(B) of the Code.  An election to diversify must be made on the prescribed form and filed with the Committee within the period specified herein.  For each of the first five (5) Plan years in the qualified election period, the Participant may elect to diversify an amount which does not exceed 25 percent of the number of shares allocated to his Account since the inception of the Plan, less all shares with respect to which an election under this Section has already been made.  For the last year of the qualified election period, the Participant may elect to have up to 50 percent of the value of his Account committed to other investments, less all shares with respect to which an election under this Section has already been made.  The term “qualified election period” shall mean the six (6) Plan Year period beginning with the first Plan Year in which a Participant has both attained age 55 and completed 10 years of participation in the Plan.  A Participant’s election to diversify his Account may be made within each year of the qualified election period and shall continue for the 90-day period immediately following the last day of each year in the qualified election period.  Once a Participant makes such election, the Plan must complete diversification in accordance with such election within 90 days after the end of the period during which the election could be made for the Plan Year.  In the discretion of the Committee, the Plan may satisfy the diversification requirement by any of the following methods:

6.4-1        The Plan may distribute all or part of the amount subject to the diversification election.

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6.4-2        The Plan may offer the Participant at least three other distinct investment options, if available under the Plan.  The other investment options shall satisfy the requirements of Regulations under Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

6.4-3           The Plan may transfer the portion of the Participant’s Account subject to the diversification election to another qualified defined contribution plan of the Employer that offers at least three investment options satisfying the requirements of the Regulations under Section 404(c) of ERISA.

Section 7.              Voting Rights and Dividends on Stock.

7.1           Voting and Tendering of Stock.

7.1-1        The Trustee generally shall vote all shares of Stock held under the Plan in accordance with the written instructions of the Committee.  However, if any Employer has a registration-type class of securities within the meaning of Section 409(e)(4) of the Code, or if a matter submitted to the holders of the Stock involves a merger, consolidation, recapitalization, reclassification, liquidation, dissolution, or sale of substantially all assets of an entity, then (i) the shares of Stock which have been allocated to Participants’ Accounts shall be voted by the Trustee in accordance with the Participants’ written instructions, and (ii) the Trustee shall vote any unallocated Stock, allocated Stock for which it has received no voting instructions, and Stock for which Participants vote to “abstain,” in the same proportions as it votes the allocated Stock for which it has received instructions from Participants.  In the event no shares of Stock have been allocated to Participants’ Accounts at the time Stock is to be voted and any exempt loan which may be outstanding is not in default, each Participant shall be deemed to have one share of Stock allocated to his or her Account for the sole purpose of providing the Trustee with voting instructions.

Notwithstanding any provision hereunder to the contrary, all unallocated shares of Stock must be voted by the Trustee in a manner determined by the Trustee to be for the exclusive benefit of the Participants and Beneficiaries.  Whenever such voting rights are to be exercised, the Employers shall provide the Trustee, in a timely manner, with the same notices and other materials as are provided to other holders of the Stock, which the Trustee shall distribute to the Participants.  The Participants shall be provided with adequate opportunity to deliver their instructions to the Trustee regarding the voting of Stock allocated to their Accounts.  The instructions of the Participants’ with respect to the voting of allocated shares hereunder shall be confidential.

7.1-2        In the event of a tender offer, Stock shall be tendered by the Trustee in the same manner as set forth above with respect to the voting of Stock.  Notwithstanding any provision hereunder to the contrary, Stock must be tendered by the Trustee in a manner determined by the Trustee to be for the exclusive benefit of the Participants and Beneficiaries.

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7.2           Application of Dividends.

7.2-1           Stock Dividends.  Dividends on Stock which are received by the Trustee in the form of additional Stock shall be retained in the Stock Fund, and shall be allocated among the Participants’ Accounts and the Unallocated Stock Fund in accordance with their holdings of the Stock on which the dividends are paid.

7.2-2           Cash Dividends.  The treatment of dividends paid in cash shall be determined after consideration to whether the cash dividends are paid on Stock held in Participants’ Accounts or the Unallocated Stock Fund.

(i)            On Stock in Participants’ Accounts.

(A)          Employer Exercises Discretion.  Dividends on Stock credited to Participants’ Accounts which are received by the Trustee in the form of cash shall, at the direction of the Employer paying the dividends, either (I) be credited to the Accounts in accordance with Section 8.4(iii) and invested as part of the Investment Fund, (II) be distributed immediately to the Participants in proportion with the Participants’ Stock Fund Account balance (III) be distributed to the Participants within 90 days of the close of the Plan Year in which paid in proportion with the Participants’ Stock Fund Account balance or (IV) be used to make payments on the Exempt Loan.  If dividends on Stock allocated to a Participant’s Account are used to repay the Exempt Loan, Stock with a fair market value equal to the dividends so used must be allocated to such Participant’s Account in lieu of the dividends.

(B)           Participant Exercises Discretion over Dividend.  In addition, in the sole discretion of the Employer, the Employer may grant Participants the right to elect: (I) to have cash dividends paid on shares of Stock credited to such Participants’ Stock Fund Accounts distributed to the Participant, or (II) to leave the cash dividends allocated to the Participant’s Account in the Plan, to be credited to the Stock Fund Account and invested in shares of Stock.  Dividends on which such election may be made will be fully vested in the Participant (even if not otherwise vested, absent the ability to make such election).  Accordingly, the Employer may choose to offer this election only to Participants who are fully vested in their Account.  In the event the Employer elects to give Participants the right to determine the treatment of such dividends, the Participant’s election shall be made by filing with the Committee the appropriate written direction as provided by the Committee at such time and in accordance with such procedures and limitations which the Committee may from time to time establish; provided, however, that the procedures established by the Committee shall provide a reasonable opportunity to change the election at least annually, may establish a default election if a Participant fails to make an affirmative election within the time established for making elections, may provide that the election is applicable for the Plan Year and cannot be revoked with respect to such Plan Year, shall otherwise be implemented in a manner such that the dividends paid or reinvested will constitute “applicable dividends” which may be deducted under Code Section 404(k), and are in accordance with applicable guidance issued or to be issued by the Secretary of the Treasury. If the Employer elects to give Participants the right to exercise the discretion in this Paragraph 7.2-2(i)(B), the ability to make such election shall be available to the Participant with respect to dividends paid for the entire Plan Year.

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(ii)           On Stock in the Unallocated Stock Fund.  Dividends received on shares of Stock held in the Unallocated Stock Fund shall be applied to the repayment of principal and interest then due on the Exempt Loan used to acquire such shares.  If the amount of dividends exceeds the amount needed to repay such principal and interest (including any prepayments of principal and interest deemed advisable by the Employer), then in the sole discretion of the Committee, the excess shall:  (A) be allocated to Active Participants, pro rata, in proportion to the Compensation of each such person that was earned during that portion of the Plan Year that such person participated in the Plan compared to total Compensation of each Active Participant for such year, or (B) be deemed to be general earnings of the Trust Fund and used for paying appropriate Plan or Trust related expenditures for the Plan Year.  Notwithstanding the foregoing, dividends paid on a share of Stock may not be used to make payments on a particular Exempt Loan unless the share was acquired with the proceeds of such loan or a refinancing of such loan.

Section 8.              Adjustments to Accounts.

8.1           ESOP Allocations.  Amounts available for allocation for a particular Plan Year will be divided into two categories.  The first category relates to shares of Stock released from the Unallocated Stock Fund attributable to using cash dividends to make Exempt Loan payments.  The second category relates to contributions made by the Employer, shares of Stock released from the Unallocated Stock Fund on the basis of Employer contributions (or on the basis of the complete repayment of the Exempt Loan through the sale or other disposition of Stock in the Unallocated Stock Fund) and amounts forfeited from Stock Fund Accounts pursuant to Section 9.5.

8.1-1        Shares of Stock attributable to the first category will be allocated to the Stock Fund Accounts of eligible Participants as follows:

(i)            first, if dividends paid on shares of Stock held in Participants’ Stock Fund Accounts are used to make payments on an Exempt Loan, there shall be allocated to each such account a number of shares of Stock released from the Unallocated Stock Fund with a fair market value (determined as of the Valuation Date coincident with or immediately preceding the loan payment date) that at least equals the amount of dividends so used,

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(ii)           second, if necessary, any remaining shares of Stock shall be applied to reinstate amounts forfeited from Stock Fund Accounts of former employees who are entitled to a reinstatement under Section 9.5, and

(iii)          finally, any remaining shares of Stock shall be allocated as of the last Valuation Date of the Plan Year for which they are allocated in the same manner as described in Section 8.1-2.

8.1-2        Shares of Stock or cash attributable to the second category (i.e., Employer contributions, Stock released from the Unallocated Stock Fund on the basis of Employer contributions, amounts forfeited, and, to the extent applicable, shares of Stock released in accordance with Section 8.1-1(iii)) will be allocated to the Stock Fund Accounts or Investment Fund Accounts, as the case may be, pro rata, in proportion to the Compensation of each Active Participant that was earned by such Participant during the period of the Plan Year in which such person participated in the Plan compared to total Compensation for all Active Participants.

8.1-3        Shares of Stock or cash attributable to contributions made under Section 4.1-2 shall be allocated specifically to the Participants on whose behalf such contributions were made.

8.2           Charges to Accounts.  When a Valuation Date occurs, any distributions made to or on behalf of any Participant or Beneficiary since the last preceding Valuation Date shall be charged to the proper Accounts maintained for that Participant or Beneficiary.

8.3           Stock Fund Account.  Subject to the provisions of Sections 5 and 8.1, as of the last day of each Plan Year, the Trustee shall credit to each Participant’s Stock Fund Account:  (a) the Participant’s allocable share of Stock purchased by the Trustee or contributed by the Employer to the Trust Fund for that year; (b) the Participant’s allocable share of the Stock that is released from the Unallocated Stock Fund for that year; (c) the Participant’s allocable share of any forfeitures of Stock arising under the Plan during that year; and (d) any stock dividends declared and paid during that year on Stock credited to the Participant’s Stock Fund Account.

If, in any Plan Year during which an outstanding Exempt Loan exists, the Employer directs the Trustee to sell or otherwise dispose of a number of shares of Stock in the Unallocated Stock Fund sufficient to repay, in its entirety, the Exempt Loans, and following such repayment, there remains Stock or other assets in the Unallocated Stock Fund, such Stock or other assets shall be allocated as of the last day of the Plan Year in which the repayment occurred as earnings of the Plan to Active Participants, in proportion to the number of shares held in Active Participants’ Stock Fund Accounts.

8.4           Investment Fund Account.  Subject to the provisions of Sections 5 and 8.1 as of the last day of each Plan Year, the Trustee shall credit to each Participant’s Investment Fund Account:  (i) the Participant’s allocable share of any contribution for that year made by the Employer in cash or in property other than Stock that is not used by the Trustee to purchase Employer Stock or to make payments due under an Exempt Loan; (ii) the Participant’s allocable share of any forfeitures from the Investment Fund Accounts of other Participants arising under the Plan during that year; (iii) any cash dividends paid during that year on Stock credited to the Participant’s Stock Fund Account, other than dividends which are paid directly to the Participant and other than dividends which are used to repay Exempt Loan; and (iv) the share of the net income or loss of the Trust Fund properly allocable to that Participant’s Investment Fund Account, as provided in Section 8.5.

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8.5           Adjustment to Value of Trust Fund.  As of the last day of each Plan Year, the Trustee shall determine: (i) the net worth of that portion of the Trust Fund which consists of properties other than Stock (the “Investment Fund”); and (ii) the increase or decrease in the net worth of the Investment Fund since the last day of the preceding Plan Year.  The net worth of the Investment Fund shall be the fair market value of all properties held by the Trustee under the Trust Agreement other than Stock, net of liabilities other than liabilities to Participants and their beneficiaries.  The Trustee shall allocate to the Investment Fund Account of each Participant that percentage of the increase or decrease in the net worth of the Investment Fund equal to the ratio which the balances credited to the Participant’s Investment Fund Account bear to the total amount credited to all Participants’ Investments Fund Accounts.  This allocation shall be made after application of Section 7.2, but before application of Sections 8.1, 8.4 and 5.1.

8.6           Participant Statements.  Each Plan Year, the Committee shall provide or shall cause to be provided to each Participant a statement of his or her Account balances, and the vested percentage thereof,  as of the last day of the Plan Year.

Section 9.              Vesting of Participants’ Interests.

9.1           Vesting in Accounts.  A Participant’s vested interest in his Account shall be based on his Vesting Years in accordance with the following table, subject to the balance of this Section 9:

Vesting	Percentage of
Years	Interest Vested
Fewer than 3	0%
3 or more	100%

9.2           Computation of Vesting Years.  For purposes of this Plan, a “Vesting Year” means  generally a Plan Year in which an Eligible Employee has performed at least 1,000 Hours of Service, beginning with the first Plan Year in which the Eligible Employee has completed an Hour of Service with the Employer, and including Service with other Employers as provided in the definition of “Service.”  Notwithstanding the above, an Eligible Employee who was employed with the Bank shall receive credit for vesting purposes for each calendar year of continuous employment with the Bank, prior to the adoption of the Plan,  in which such Eligible Employee completed 1,000 Hours of Service (such years shall also be referred to as “Vesting Years”).  However, a Participant’s Vesting Years shall be computed subject to the following conditions and qualifications:

9.2-1        A Participant’s Vesting Years shall not include any Service prior to the date on which an Employee attains age 18.

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9.2-2        To the extent applicable, a Participant’s vested interest in his Account accumulated before five (5) consecutive one year Breaks in Service shall be determined without regard to any Service after such five consecutive Breaks in Service.  Further, if a Participant has five (5) consecutive one year Breaks in Service before his interest in his Account has become vested to some extent, pre-Break in Service years of Service shall not be required to be taken into account for purposes of determining his post-Break in Service vested percentage.

9.2-3        To the extent applicable, in the case of a Participant who has five (5) or more consecutive one year Breaks in Service, the Participant’s pre-Break in Service will count in vesting of the Employer-derived post-Break in Service accrued benefit only if either:

(i)            such Participant has any nonforfeitable interest in the accrued benefit attributable to Employer contributions at the time of severance from employment, or

(ii)           upon returning to Service the number of consecutive one year Breaks in Service  is less than the number of years of Service.

9.2-4        Notwithstanding any provision of the Plan to the contrary, calculation of service for determining Vesting Years with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

9.2-5        To the extent applicable, if any amendment changes the vesting schedule, including an automatic change to or from a top-heavy vesting schedule, any Participant with three (3) or more Vesting Years may, by filing a written request with the Employer, elect to have his vested percentage computed under the vesting schedule in effect prior to the amendment.  The election period must begin not later than the later of sixty (60) days after the amendment is adopted, the amendment becomes effective, or the Participant is issued written notice of the amendment by the Employer or the Committee.

9.3           Full Vesting Upon Certain Events.

9.3-1        Notwithstanding Section 9.1, a Participant’s interest in his Account shall fully vest on the Participant’s Normal Retirement Date.  The Participant’s interest shall also fully vest in the event that his Service is terminated by Disability or by death.  For purposes of this Section 9.3-1, benefits payable in the event of a Participant’s death or Disability while performing qualified military service shall fully vest in accordance with Section 414(u)(9) of the Code.

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9.3-2        The Participant’s interest in his Account shall also fully vest in the event of a “Change in Control” of the Bank, or the Company.  For these purposes “Change in Control” means a change in control of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Bank Holding Company Act of 1956, as amended (“BHCA”); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s outstanding securities, except for any securities purchased by the Bank’s employee stock ownership plan or trust; or (b) individuals who constitute the Board of the Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs or is effected; or (d) a proxy statement soliciting proxies from stockholders of the Company is distributed, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more business organizations as a result of which the outstanding shares of the class of securities then subject to the plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

9.4           Full Vesting Upon Plan Termination.  Notwithstanding Section 9.1, a Participant’s interest in his Account shall fully vest upon termination of this Plan or upon the permanent and complete discontinuance of contributions by his Employer.  In the event of a partial termination, the interest of each affected Participant shall fully vest with respect to that part of the Plan which is terminated.  A partial termination of the Plan shall be determined by the Internal Revenue Service Commissioner based on the facts and circumstances of the particular case in accordance with Code Section 411(d)(3) and the corresponding Treasury Regulations issued thereunder.

9.5           Forfeiture, Repayment, and Restoral.  If a Participant’s Service terminates before his interest in his Account is fully vested, that portion which has not vested shall be forfeited after a one-year break in service.  If a Participant’s Service terminates prior to having any portion of his Account become vested, such Participant shall be deemed to have received a distribution of his vested interest immediately upon his termination of Service.

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If a Participant who has suffered a forfeiture of the nonvested portion of his Account returns to Service before he has five (5) consecutive one-year Breaks in Service, the nonvested portion shall be restored, provided that, if the Participant had received a distribution of his vested Account balance, the amount distributed shall be repaid prior to such restoral.   The Participant may repay such amount at any time within five years after he has returned to Service.  The amount repaid shall be credited to his Account at the time it is repaid; an additional amount equal to that portion of his Account which was previously forfeited shall be restored to his Account at the same time from other Employees’ forfeitures and, if such forfeitures are insufficient, then from amounts allocated in accordance with Section 8.1-1(ii), and if insufficient, then from a special contribution by his Employer for that year.  A Participant who was deemed to have received a distribution of his vested interest in the Plan shall have his Account restored as of the first day on which he performs an Hour of Service after his return.

In addition, if a Participant did not receive a distribution of his vested Account balance but his non-vested Account balance was forfeited after a one-year Break in Service, such nonvested Account balance shall be restored if the Plan terminates before the Participant has a five-year Break in Service.  If the Participant did not receive a distribution of his vested Account balance, any forfeiture restored shall include earnings that would have been credited to the Account but for the forfeiture.

For purposes of this Section and Section 5.1 of the Plan, if a portion of a Participant’s Account is forfeited, Stock allocated from an Exempt Loan will be forfeited only after other assets.  If interests in more than one class of Stock have been allocated to a Participant’s Account, the Participant must be treated as forfeiting the same proportion of each such class.

9.6           Accounting for Forfeitures.  If a portion of a Participant’s Account is forfeited, Stock allocated to said Participant’s Account shall be forfeited only after other assets are forfeited.  If interests in more than one class of Stock have been allocated to a Participant’s Account, the Participant must be treated as forfeiting the same proportion of each class of Stock.  A forfeiture shall be charged to the Participant’s Account as of the first day of the first Valuation Period in which the forfeiture becomes certain pursuant to Section 9.5. Except as otherwise provided in that Section, a forfeiture shall be added to the contributions of the terminated Participant’s Employer which are to be credited to other Participants pursuant to Section 4.1 as of the last day of the Plan Year in which the forfeiture becomes certain.

9.7           Vesting and Nonforfeitability.  A Participant’s interest in his Account which has become vested shall be nonforfeitable for any reason.

Section 10.            Payment of Benefits.

10.1         Benefits for Participants.  For a Participant whose Service ends for any reason, distribution will be made to or for the benefit of the Participant or, in the case of the Participant’s death, his Beneficiary, by  payment in a lump sum, in accordance with Section 10.2.  Prior to any such distribution, any Participant entitled to a distribution will receive a form upon which the Participant can elect the manner of such distribution (e.g., whether to receive the distribution directly or transfer such distribution to an individual retirement account or other tax-qualified plan), a special tax notice regarding the consequences of such distribution, and, if applicable, that the Participant has the right not to consent to a distribution at such time.

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If a Participant so desires, he may direct how his benefits are to be paid to his Beneficiary.  Notice to the Participant with regard to having the right to elect the manner in which his vested Account balance will be distributed to him may be given up to 180 days before the first day of the first period for which an amount is payable.  If a deceased Participant did not file a direction with the Committee, the Participant’s benefits shall be distributed to his Beneficiary in a lump sum.  Notwithstanding any provision to the contrary, if the value of a Participant’s vested Account balance at the time of any distribution does not exceed $1,000, then such Participant’s vested Account shall be distributed, without regard to whether the Participant consents, in a lump sum within 60 days after the end of the Plan Year in which employment terminates.  If the value of a Participant’s vested Account balance is in excess of $5,000, then his benefits shall not be paid prior to his Normal Retirement Date unless he elects an early payment date in a written election filed with the Committee.  A Participant may modify such an election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee.  The Committee shall provide the Participant with written notice designed to comply with the requirements of Code Section 411(a)(11), and shall provide the Participant with a general description of the material features of the optional forms of benefits under the Plan and the right to defer receipt of any distribution under the Plan.  Such notice shall be provided no less than 30 days and no more than 180 days before the date a distribution under the Plan commences.  Notwithstanding the foregoing,  failure of a Participant to consent to a distribution prior his Normal Retirement Date shall be deemed to be an election to defer commencement of payment of any benefit under this section.  Notwithstanding the foregoing, unless a Participant elects to receive a distribution, the Committee shall transfer accounts of $1,000 or more, but not exceeding $5,000, in a direct rollover to an individual retirement plan designated by the Committee in accordance with Code Section 401(a)(31)(B) and the regulations promulgated thereunder.  All distributions of $5,000 or less that are made pursuant to this Section without the Participant’s consent shall be made in cash.

Notwithstanding anything to the contrary, in the event the Participant dies while performing qualified military service (as defined Section 414(u) of the Code), the Participant’s Beneficiary shall be entitled to any additional benefit provided under the Plan had the Participant resumed and then severed from employment on account of death.

10.2         Time for Distribution.

10.2-1      If the Participant and, if applicable, with the consent of the Participant’s spouse, elects the distribution of the Participant’s Account balance in the Plan, distribution shall commence as soon as practicable following his termination of Service, but no later than one year after the close of the Plan Year in which the Participant severs employment by reason of attainment of Normal Retirement Age under the Plan, Disability, or death, or which is the fifth Plan Year following the Plan Year in which the Participant otherwise severs employment, except that this clause shall not apply if the Participant is reemployed by the Employer before distribution is required to begin.

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10.2-2      Unless the Participant elects otherwise, the distribution of the balance of a Participant’s Account shall commence not later than the 60th day after the latest of the close of the Plan Year in which -

(i)            the Participant attains the age of 65;

(ii)           occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

(iii)          the Participant terminates his Service with the Employer.

10.2-3      Notwithstanding anything to the contrary, (1) with respect to a 5-percent owner (as defined in Code Section 416), distribution of a Participant’s Account shall commence (whether or not he remains in the employ of the Employer) not later than the April 1 of the calendar year next following the calendar year in which the Participant attains age 70½, and (2) with respect to all other Participants, payment of a Participant’s benefit will commence not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70½, or, if later, the year in which the Participant retires.  A Participant’s benefit from that portion of his Account committed to the Investment Fund shall be calculated on the basis of the most recent Valuation Date before the date of payment.

10.2-4      Distribution of a Participant’s Account balance after his death shall comply with the following requirements:

(i)            If a Participant dies before his distributions have commenced, distribution of his Account to his Beneficiary shall commence not later than one year after the end of the Plan Year in which the Participant died; however, if the Participant’s Beneficiary is his surviving Spouse, distributions may commence on the date on which the Participant would have attained age 70½.  In either case, distributions shall be completed within five years after they commence.

(ii)           If the Participant dies after distribution has commenced pursuant to Section 10.1 but before his entire interest in the Plan has been distributed to him, then the remaining portion of that interest shall, in accordance with Section 401(a)(9) of the Code, be distributed at least as rapidly as under the method of distribution being used under Section 10.1 at the date of his death.

(iii)          If a married Participant dies before his benefit payments begin, then the Committee shall cause the balance in his Account to be paid to his Beneficiary, provided, however, that no election by a married Participant of a different Beneficiary than his surviving Spouse shall be valid unless the election is accompanied by the Spouse’s written consent, which (A) must acknowledge the effect of the election, (B) must explicitly provide either that the designated Beneficiary may not subsequently be changed by the Participant without the Spouse’s further consent, or that it may be changed without such consent, and (C) must be witnessed by the Committee, its representative, or a notary public. This requirement shall not apply if the Participant establishes to the Committee’s satisfaction that the Spouse may not be located.

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10.2-5      If a Participant or any other distributee’s distribution is rolled over to another eligible retirement plan following the Participant’s required beginning date (as determined in accordance with Section 10.2-3), only the amount that exceeds the required minimum distribution amount for the Plan Year (as determined in accordance with Code Section 401(a)(9)) in which the rollover is completed is treated as an eligible rollover distribution for purposes of Section 10.9.

10.2-6      All distributions under this section shall be determined and made in accordance with Code Section 401(a)(9) and final Treasury Regulations Sections 1.401(a)(9)-1 through 1.401(a)(9)-9, including the minimum distribution incidental benefit requirements of Code Section 401(a)(9)(G).  These provisions override any distribution options in the Plan inconsistent with Code Section 401(a)(9).

10.3         Marital Status.  The Committee, the Plan, the Trustee, and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Committee’s good faith and reasonable reliance upon information obtained from a Participant and his Employer as to his marital status.

10.4         Delay in Benefit Determination.  If the Committee is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to Section 10.1 or 10.2, the benefits shall in any event be paid within 60 days after they can first be determined, with whatever makeup payments may be appropriate in view of the delay.

10.5         Accounting for Benefit Payments.  Any benefit payment shall be charged to the Participant’s Account as of the first day of the Valuation Period in which the payment is made.

10.6         Options to Receive Stock.  Unless ownership of virtually all Stock is restricted to active Employees and qualified retirement plans for the benefit of Employees pursuant to the certificates of incorporation or by-laws of the Employers issuing Stock, a terminated Participant or the Beneficiary of a deceased Participant may instruct the Committee to distribute the Participant’s entire vested interest in his Account in the form of Stock.  In that event, the Committee shall apply the Participant’s vested interest in the Investment Fund to purchase sufficient Stock from the Stock Fund or from any owner of Stock to make the required distribution.  In all other cases, other than as specifically set forth in Section 10.1, the Participant’s vested interest in the Stock Fund shall be distributed in shares of Stock, and his vested interest in the Investment Fund shall be distributed in cash.  If Stock acquired with the proceeds of an Exempt Loan available for distribution consist of more than one class of Stock, the Participant (or Beneficiary, if applicable) must receive substantially the same proportion of each such class.

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Any Participant who receives Stock pursuant to Section 10.1, and any person who has received Stock from the Plan or from such a Participant by reason of the Participant’s death or incompetence, by reason of divorce or separation from the Participant, or by reason of a rollover contribution described in Section 402(a)(5) of the Code, shall have the right to require the Employer which issued the Stock to purchase the Stock for its current fair market value (hereinafter referred to as the “put right”).  The put right shall be exercisable by written notice to the Committee during the first 60 days after the Stock is distributed by the Plan, and, if not exercised in that period, during the first 60 days in the following Plan Year after the Committee has communicated to the Participant its determination as to the Stock’s current fair market value.  However, the put right shall not apply to the extent that the Stock, at the time the put right would otherwise be exercisable, may be sold on an established market in accordance with federal and state securities laws and regulations.  Similarly, the put option shall not apply with respect to the portion of a Participant’s Account which the Employee elected to have reinvested under Code Section 401(a)(28)(B).  If the put right is exercised, the Trustee may, if so directed by the Committee in its sole discretion, assume the Employer’s rights and obligations with respect to purchasing the Stock.  Notwithstanding anything herein to the contrary, in the case of a plan established by a bank (as defined in Code Section 581), the put option shall not apply if prohibited by a federal or state law and Participants are entitled to elect their benefits be distributed in cash.

The Employer or the Trustee, as the case may be, may elect to pay for the Stock in equal periodic installments, not less frequently than annually, over a period beginning not later than 30 days after the exercise of the put right and not exceeding five years, with adequate security and interest at a reasonable rate on the unpaid balance, all such terms to be set forth in a promissory note delivered to the seller with normal terms as to acceleration upon any uncured default.

Nothing contained herein shall be deemed to obligate any Employer to register any Stock under any federal or state securities law or to create or maintain a public market to facilitate the transfer or disposition of any Stock.  The put right described herein may only be exercised by a person described in the second preceding paragraph, and may not be transferred with any Stock to any other person.  As to all Stock purchased by the Plan in exchange for any Exempt Loan, the put right shall be nonterminable.  The put right for Stock acquired through an Exempt Loan shall continue with respect to such Stock after the Exempt Loan is repaid or the Plan ceases to be an employee stock ownership plan.  Notwithstanding anything in the Plan to the contrary, if securities acquired with the proceeds of an Exempt Loan available for distribution consist of more than one class, a distributee must receive substantially the same proportion of each such class, in accordance with Treasury Regulations Section 54.4975-11(f)(2).

10.7         Restrictions on Disposition of Stock.  Except in the case of Stock which is traded on an established market, a Participant who receives Stock pursuant to Section 10.1, and any person who has received Stock from the Plan or from such a Participant by reason of the Participant’s death or incompetence, by reason of divorce or separation from the Participant, or by reason of a rollover contribution described in Section 402(a)(5) of the Code, shall, prior to any sale or other transfer of the Stock to any other person, first offer the Stock to the issuing Employer and to the Plan at the greater of (i) its current fair market value, or (ii) the purchase price offered in good faith by an independent third party purchaser.  This restriction shall apply to any transfer, whether voluntary, involuntary, or by operation of law, and whether for consideration or gratuitous.  Either the Employer or the Trustee may accept the offer within 14 days after it is delivered.  Any Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this Section 10.7, as well as any other restrictions upon the transfer of the Stock imposed by federal and state securities laws and regulations.

10.8         Continuing Loan Provisions; Creations of Protections and Rights.  Except as otherwise provided in Sections 10.6 and 10.7 and this Section, no shares of Employer Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell arrangement.  The provisions of this Section shall continue to be applicable to such Stock even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

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10.9         Direct Rollover of Eligible Distribution.  A Participant or distributee may elect, at the time and in the manner prescribed by the Trustee or the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant or distributee in a direct rollover.

10.9-1      An “eligible rollover” is any distribution that does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the Participant and the Participant’s Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code; and the portion of any distribution that is not included in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).  Notwithstanding the foregoing, an “eligible rollover” shall include a distribution that is made to a “distributee” as defined under Section 10.9-4.

10.9-2      An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a deemed individual retirement account described in Code Section 408(q), an annuity plan described in Code Section 403(a), a Roth individual retirement account in accordance with Code Section 408A(e), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. An eligible retirement plan shall also include an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

10.9-3      A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

10.9-4      The term “distributee” shall refer to a deceased Participant’s Spouse or a Participant’s former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), and shall include non-Spouse Beneficiaries pursuant to Code Section 402(c)(11).

10.9-5 The Committee shall provide Participants or other distributes of eligible rollover distributions with a written notice designed to comply with the requirements of Code Section 402(f).  Such notice shall be provided within a reasonable period of time before making an eligible rollover distribution.  Such notice may be provided up to 180 days before the first day of the first period for which an amount is payable.

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10.10       Waiver of 30-Day Period After Notice of Distribution.  If a distribution is one to which Sections 402(f) and 411(a)(11) of the Code apply, such distribution may commence less than 30 days after the notice required under Section 1.402(f)-1 or 1.411(a)-11(c) of the Treasury Regulations is given, provided that:

(i)            the Trustee or Committee, as applicable, clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect to make a tax-free rollover or receive a taxable distribution (and, if applicable, a particular form of distribution), and

(ii)           the Participant, after receiving the notice, affirmatively elects to make a tax-free rollover or receive a taxable  distribution.

Section 11.             Rules Governing Benefit Claims and Review of Appeals.

11.1         Claim for Benefits.  Any Participant or Beneficiary who qualifies for the payment of benefits shall file a claim for his benefits with the Committee on a form provided by the Committee.  The claim, including any election of an alternative benefit form, shall be filed at least 30 days before the date on which the benefits are to begin.  If a Participant or Beneficiary fails to file a claim by the day before the date on which benefits become payable, he shall be presumed to have filed a claim for payment for the Participant’s benefits in the standard form prescribed by Sections 10.1 or 10.2.

11.2         Notification by Committee.  Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Committee shall notify the Participant or Beneficiary whether the claim has been approved or denied.  If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary:

(i)            each specific reason for the denial;

(ii)           specific references to the pertinent Plan provisions on which the denial is based;

(iii)          a description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and

(iv)          an explanation of the claims review procedures set forth in Section 11.3.

11.3         Claims Review Procedure.  Within 60 days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits has been denied in any respect, he may file with the Committee a written notice of appeal setting forth his reasons for disputing the Committee’s determination.  In connection with his appeal the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants’ and Beneficiaries’ rights of privacy.  Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Committee shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Committee’s final decision with respect to his claim, including the reasons for such decision and the particular Plan provisions upon which it is based.

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Section 12.              The Committee and its Functions.

12.1           Authority of Committee.  The Committee shall be the “plan administrator” within the meaning of ERISA and shall have exclusive responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically (i) allocated to the Bank, the Employers, or the Trustee under the Plan and Trust Agreement, (ii) delegated in writing to other persons by the Bank, the Employers, the Committee, or the Trustee, or (iii) allocated to other parties by operation of law.  The Committee shall have exclusive responsibility regarding decisions concerning the payment of benefits under the Plan.  The Committee shall have no investment responsibility with respect to the Investment Fund except to the extent, if any, specifically provided in the Trust Agreement.  In the discharge of its duties, the Committee may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay their reasonable expenses and compensation.

12.2           Identity of Committee.  The Committee shall consist of three or more individuals selected by the Bank.  Any individual, including a director, trustee, shareholder, officer, or Employee of an Employer, shall be eligible to serve as a member of the Committee.  The Bank shall have the power to remove any individual serving on the Committee at any time without cause upon 10 days written notice, and any individual may resign from the Committee at any time upon 10 days written notice to the Bank.  The Bank shall notify the Trustee of any change in membership of the Committee.

12.3           Duties of Committee.  The Committee shall keep whatever records may be necessary to implement the Plan and shall furnish whatever reports may be required from time to time by the Bank.  The Committee shall furnish to the Trustee whatever information may be necessary to properly administer the Trust.  The Committee shall see to the filing with the appropriate government agencies of all reports and returns required of the Plan under ERISA and other laws.

Further, the Committee shall have exclusive responsibility and authority with respect to the Plan’s holdings of Stock and shall direct the Trustee in all respects regarding the purchase, retention, sale, exchange, and pledge of Stock and the creation and satisfaction of Exempt Loans.  The Committee shall at all times act consistently with the Bank’s long-term intention that the Plan, as an employee stock ownership plan, be invested primarily in Stock.  In determining the proper extent of the Trust’s investment in Stock, the Committee shall be authorized to employ investment counsel, legal counsel, appraisers, and other agents and to pay their reasonable expenses and compensation.

12.4           Valuation of Stock.  If the valuation of any Stock is not readily tradable on an established securities market, the valuation of such Stock shall be determined by an independent appraiser.  For purposes of the preceding sentence, the term “independent appraiser” means any appraiser meeting requirements similar to the requirements of the regulations prescribed under Section 170(a)(1) of the Code.  The Valuation Date for all Plan transactions, including transactions between the Plan and a disqualified person, shall be the date of the transaction, in accordance with Treasury Regulations Section 54.4975-11(d)(5).

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12.5           Compliance with ERISA.  The Committee shall perform all acts necessary to comply with ERISA.  Each individual member or employee of the Committee shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA.

12.6           Action by Committee.  All actions of the Committee shall be governed by the affirmative vote of a number of members which is a majority of the total number of members currently appointed, including vacancies.

12.7           Execution of Documents.  Any instrument executed by the Committee shall be signed by any member or employee of the Committee.

12.8           Adoption of Rules.  The Committee shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper administration and interpretation of the Plan.

12.9           Responsibilities to Participants.  The Committee shall determine which Employees qualify to enter the Plan.  The Committee shall furnish to each Eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information may be required under ERISA.  The Committee also shall determine when a Participant or his Beneficiary qualifies for the payment of benefits under the Plan.  The Committee shall furnish to each such Participant or Beneficiary whatever information is required under ERISA (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to Sections 6 and 10, and the Committee shall provide for the payment of benefits in the proper form and amount from the assets of the Trust Fund.  The Committee may decide in its sole discretion to permit modifications of elections and to defer or accelerate benefits to the extent such decision is consistent with applicable law and made in a non-discriminatory manner and in the best interests of all Participants and Beneficiaries.

12.10         Alternative Payees in Event of Incapacity.  If the Committee finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Committee may direct the benefits to be paid, in the case of a minor, to his parents, his legal guardian, or a custodian for him under the Uniform Gifts to Minors Act, or, in the case of an incompetent, to his spouse, or his legal guardian, the payments to be used for the individual’s benefit.  The Committee and the Trustee shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this Section 12.10, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Committee, and the Employers to the extent of the payment.

12.11         Indemnification by Employers.  Except as separately agreed in writing, the Committee, and any member or employee of the Committee, shall be indemnified and held harmless by the Employer, jointly and severally, to the fullest extent permitted by ERISA, and subject to and conditioned upon compliance with 12 C.F.R. Section 545.121, to the extent applicable, against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon it or him in connection with any claim made against it or him or in which it or he may be involved by reason of its or his being, or having been, the Committee, or a member or employee of the Committee, to the extent such amounts are not paid by insurance.

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12.12         Nonparticipation by Interested Member.  Any member of the Committee who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits, unless his abstention would leave the Committee incapable of acting on the matter.

Section 13.              Adoption, Amendment, or Termination of the Plan.

13.1           Adoption of Plan by Other Employers.  With the consent of the Bank, any entity may become a participating Employer under the Plan by (i) taking such action as shall be necessary to adopt the Plan, (ii) becoming a party to the Trust Agreement establishing the Trust Fund, and (iii) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity’s Employees.

13.2           Plan Adoption Subject to Qualification.  Notwithstanding any other provision of the Plan, the adoption of the Plan and the execution of the Trust Agreement are conditioned upon their being determined initially by the Internal Revenue Service to meet the qualification requirements of Section 401(a) of the Code, so that the Employers may deduct currently for federal income tax purposes their contributions to the Trust and so that the Participants may exclude the contributions from their gross income and recognize income only when they receive benefits.  In the event that this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a), the Plan may be amended retroactively to the earliest date permitted by U.S. Treasury Regulations in order to secure qualification under Section 401(a).  If this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) either as originally adopted or as amended, each Employer’s contributions to the Trust under this Plan (including any earnings thereon) shall be returned to it and this Plan shall be terminated.  In the event that this Plan is amended after its initial qualification and the Plan as amended is held by the Internal Revenue Service not to qualify under Section 401(a), the amendment may be modified retroactively to the earliest date permitted by U.S. Treasury Regulations in order to secure approval of the amendment under Section 401(a).  In addition, reversions of Employer contributions  (including earnings or losses attributable thereto) are permitted within one year after the applicable determination date, if the reversion is due to a good faith mistake of fact.

13.3           Right to Amend or Terminate.  The Bank intends to continue this Plan as a permanent program.  However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer’s Employees, and the Bank reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of each Employer.  No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall (i) reduce any Participant’s or Beneficiary’s proportionate interest in the Trust Fund, (ii) reduce or restrict, either directly or indirectly, the benefit provided any Participant prior to the amendment, or (iii) divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.  Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation.  Following a termination of this Plan by the Bank, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan as amended from time to time and the Committee’s instructions.

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Section 14.              Miscellaneous Provisions.

14.1           Plan Creates No Employment Rights.  Nothing in this Plan shall be interpreted as giving any Employee the right to be retained as an Employee by an Employer, or as limiting or affecting the rights of an Employer to control its Employees or to terminate the Service of any Employee at any time and for any reason, subject to any applicable employment or collective bargaining agreements.

14.2           Nonassignability of Benefits.  No assignment, pledge, or other anticipation of benefits from the Plan will be permitted or recognized by the Employer, the Committee, or the Trustee.  Moreover, benefits from the Plan shall not be subject to attachment, garnishment, or other legal process for debts or liabilities of any Participant or Beneficiary, to the extent permitted by law.  This prohibition on assignment or alienation shall apply to any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child or other dependent of a Participant pursuant to a state domestic relations or community property law, unless the judgment, decree, or order is determined by the Committee to be a qualified domestic relations order within the meaning of Section 414(p) of the Code, as more fully set forth in Section 14.12 hereof.

14.3           Limit of Employer Liability.  The liability of the Employer with respect to Participants under this Plan shall be limited to making contributions to the Trust from time to time, in accordance with Section 4.

14.4           Treatment of Expenses.  All expenses incurred by the Committee and the Trustee in connection with administering this Plan and Trust Fund shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employer or by the Trustee.  The Committee may determine that, and shall inform the Trustee when, reasonable expenses may be charged directly to the Account or Accounts of a Participant or group of Participants to whom or for whose benefit such expenses are allocable, subject to the guidelines set forth in Field Assistance Bulletin 2003-03, to the extent not superseded, or any successor directive issued by the Department of Labor.

14.5           Number and Gender.  Any use of the singular shall be interpreted to include the plural, and the plural the singular.  Any use of the masculine, feminine, or neuter shall be interpreted to include the masculine, feminine, or neuter, as the context shall require.

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14.6           Nondiversion of Assets.  Except as provided in Sections 5.2 and 14.12, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

14.7           Separability of Provisions.  If any provision of this Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

14.8           Service of Process.  The agent for the service of process upon the Plan shall be the president of the Bank, or such other person as may be designated from time to time by the Bank.

14.9           Governing State Law.  This Plan shall be interpreted in accordance with the laws of the State of Ohio to the extent those laws are applicable under the provisions of ERISA.

14.10         Employer Contributions Conditioned on Deductibility. Employer Contributions to the Plan are conditioned on deductibility under Code Section 404.  In the event that the Internal Revenue Service shall determine that all or any portion of an Employer Contribution is not deductible under that Section, the nondeductible portion shall be returned to the Employer within one year of the disallowance of the deduction.  In addition, reversions of Employer contributions (including earnings or losses attributable thereto) are permitted within one year after the applicable determination date, if the reversion is due to a good faith mistake of fact.  The maximum amount that may be returned to the Employer in the case of a mistake of fact or the disallowance of a deduction is the excess of (1) the amount contributed, over, as relevant, (2) (A) the amount that would have been contributed had no mistake of fact occurred, or (B) the amount that would have been contributed had the contribution been limited to the amount that is deductible after any disallowance by the Internal Revenue Service.

14.11         Unclaimed Accounts.  Neither the Employer nor the Trustees shall be under any obligation to search for, or ascertain the whereabouts of, any Participant or Beneficiary.  The Employer or the Trustees, by certified or registered mail addressed to his last known address of record with the Employer, shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan, and the notice shall quote the provisions of this Section.  If the Participant or Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Employer or the Trustees within seven (7) calendar years after the date of notification, the benefits of the Participant or Beneficiary under the Plan will be disposed of as follows:

 (i)           If the whereabouts of the Participant is unknown but the whereabouts of the Participant’s Beneficiary is known to the Trustees, distribution will be made to the Beneficiary.

 (ii)          If the whereabouts of the Participant and his Beneficiary are unknown to the Trustees, the Plan will forfeit the benefit, provided that the benefit is subject to a claim for reinstatement if the Participant or Beneficiary make a claim for the forfeited benefit.

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Any payment made pursuant to the power herein conferred upon the Trustees shall operate as a complete discharge of all obligations of the Trustees, to the extent of the distributions so made.

14.12         Qualified Domestic Relations Order.  Section 14.2 shall not apply to a “qualified domestic relations order” defined in Code Section 414(p), and such other domestic relations orders permitted to be so treated under the provisions of the Retirement Equity Act of 1984.  Further, to the extent provided under a “qualified domestic relations order,” a former Spouse of a Participant shall be treated as the Spouse or surviving Spouse for all purposes under the Plan.

In the case of any domestic relations order received by the Plan:

 (i)           The Employer or the Committee shall promptly notify the Participant and any other alternate payee of the receipt of such order and the Plan’s procedures for determining the qualified status of domestic relations orders, and

 (ii)           Within a reasonable period after receipt of such order, the Employer or the Committee shall determine whether such order is a qualified domestic relations order and notify the Participant and each alternate payee of such determination.  The Employer or the Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined (by the Employer or Committee, by a court of competent jurisdiction, or otherwise), the Employer or the Committee shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order.  If within eighteen (18) months the order (or modification thereof) is determined to be a qualified domestic relations order, the Employer or the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto.  If within eighteen (18) months it is determined that the order is not a qualified domestic relations order, or the issue as to whether such order is a qualified domestic relations order is not resolved, then the Employer or the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order.  Any determination that an order is a qualified domestic relations order which is made after the close of the eighteen (18) month period shall be applied prospectively only.  The term “alternate payee” means any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefit payable under a Plan with respect to such Participant.

14.13         Use of Electronic Media to Provide Notices and Make Participant Elections.  Pursuant to Treasury Regulations Section 1.401(a)-21, the Plan may elect to use electronic media to provide notices required to be provided to Participants under the Plan and will accept elections from Participants communicated to the Plan using such electronic media.

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14.14         Acquisition of Securities. Notwithstanding any other provision of the Plan to the contrary, at no time shall the Plan be obligated to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the security holder, pursuant to Treasury Regulations Section 54.4975-11(a)(7)(i).

Section 15.              Top-Heavy Provisions.

15.1           Top-Heavy Plan.  This Plan is top-heavy if any of the following conditions exist:

 (i)           If the top-heavy ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any required aggregation group or permissive aggregation group;

 (ii)          If this Plan is a part of a required aggregation group (but is not part of a permissive aggregation group) and the aggregate top-heavy ratio for the group of Plans exceeds sixty percent (60%); or

 (iii)         If this Plan is a part of a required aggregation group and part of a permissive aggregation group and the aggregate top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

15.2           Definitions.  In making this determination, the Committee shall use the following definitions and principles:

 15.2-1           The “Determination Date,” with respect to the first Plan Year of any plan, means the last day of that Plan Year, and with respect to each subsequent Plan Year, means the last day of the preceding Plan Year.  If any other plan has a Determination Date which differs from this Plan’s Determination Date, the top-heaviness of this Plan shall be determined on the basis of the other plan’s Determination Date falling within the same calendar years as this Plan’s Determination Date.

 15.2-2           A “Key Employee” means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $170,000 (as adjusted under section 416(i)(1) of the Code), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code.  The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

 15.2-3           A “Non-key Employee” means an Employee who at any time during the five years ending on the top-heavy Determination Date for the Plan Year has received compensation from an Employer and who has never been a Key Employee, and the Beneficiary of any such Employee.

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 15.2-4           A “required aggregation group” includes (a) each qualified Plan of the Employer in which at least one Key Employee participates in the Plan Year containing the Determination Date and (b) any other qualified Plan of the Employer which enables a Plan described in (a) to meet the requirements of Code Sections 401(a)(4) or 410.  For purposes of the preceding sentence, a qualified Plan of the Employer includes a terminated Plan maintained by the Employer within the period ending on the Determination Date.  In the case of a required aggregation group, each Plan in the group will be considered a top-heavy Plan if the required aggregation group is a top-heavy group.  No Plan in the required aggregation group will be considered a top-heavy Plan if the required aggregation group is not a top-heavy group.  All Employers aggregated under Code Sections 414(b), (c) or (m) or (o) (but only after the Code Section 414(o) regulations become effective) are considered a single Employer.

 15.2-5           A “permissive aggregation group” includes the required aggregation group of Plans plus any other qualified Plan(s) of the Employer that are not required to be aggregated but which, when considered as a group with the required aggregation group, satisfy the requirements of Code Sections 401(a)(4) and 410 and are comparable to the Plans in the required aggregation group.  No Plan in the permissive aggregation group will be considered a top-heavy Plan if the permissive aggregation group is not a top-heavy group.  Only a Plan that is part of the required aggregation group will be considered a top-heavy Plan if the permissive aggregation group is top-heavy.

15.3           Top-Heavy Rules of Application.  For purposes of determining the value of Account balances and the present value of accrued benefits the following provisions shall apply:

 15.3-1           The value of Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date.

 15.3-2           For purposes of testing whether this Plan is top-heavy, the present value of an individual’s accrued benefits and an individual’s Account balances is counted only once each year.

 15.3-3           The Account balances and accrued benefits of a Participant who is not presently a Key Employee but who was a Key Employee in a Plan Year beginning on or after January 1, 1984 will be disregarded.

 15.3-4           Employer contributions attributable to a salary reduction or similar arrangement will be taken into account.  Employer matching contributions also shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan.

 15.3-5           When aggregating Plans, the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

15.3-6           The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five (5) year period” for “one (1) year period.”

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 15.3-7           Accrued benefits and Account balances of an individual shall not be taken into account for purposes of determining the top-heavy ratios if the individual has performed no services for the Employer during the one (1) year period ending on the applicable Determination Date.  Compensation for purposes of this subparagraph shall not include any payments made to an individual by the Employer pursuant to a qualified or non-qualified deferred compensation plan.

 15.3-8           The present value of the accrued benefits or the amount of the Account balances of any Employee participating in this Plan shall not include any rollover contributions or other transfers voluntarily initiated by the Employee except as described below.  If this Plan transfers or rolls over funds to another Plan in a transaction voluntarily initiated by the Employee, then this Plan shall count the distribution for purposes of determining Account balances or the present value of accrued benefits.  A transfer incident to a merger or consolidation of two or more Plans of the Employer (including Plans of related Employers treated as a single Employer under Code Section 414), or a transfer or rollover between Plans of the Employer, shall not be considered as voluntarily initiated by the Employee.

15.4           Minimum Contributions.  For any Top-Heavy Year, each Employer shall make a special contribution on behalf of each Participant to the extent that the total allocations to his Account pursuant to Section 4 is less than the lesser of:

 (i)           three percent of his 415 Compensation for that year, or

 (ii)          the highest ratio of such allocation to 415 Compensation received by any Key Employee for that year.  For purposes of the special contribution of this Section 15.2, a Key Employee’s 415 Compensation shall include amounts the Key Employee elected to defer under a qualified 401(k) arrangement.  Such a special contribution shall be made on behalf of each Participant who is employed by an Employer on the last day of the Plan Year, regardless of the number of his Hours of Service, and shall be allocated to his Account.

If the Employer maintains a qualified plan in addition to this Plan and more than one such plan is determined to be Top-Heavy, a minimum contribution or a minimum benefit shall be provided in this Plan rather than in such other plan or plans.

15.5           Top-Heavy Provisions Control in Top-Heavy Plan.  In the event this Plan becomes top-heavy and a conflict arises between the top-heavy provisions herein set forth and the remaining provisions set forth in this Plan, the top-heavy provisions shall control.

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